EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Quality Distribution, Inc. Reports Record Revenues

for the Nine Months and Quarter Ended September 30, 2005

TAMPA, FL – (PR Newswire)—November 7, 2005—Quality Distribution, Inc. (Nasdaq: QLTY) (the “Company”) today reported record revenues for the quarter ended September 30, 2005 of $170.6 million, a 7.7% increase over third quarter revenues of $158.4 million last year. This represents the eleventh consecutive quarterly year-over-year increase in revenues. Revenue for the nine months ended September 30, 2005 increased 7.7% to $502.8 million from $467.0 million last year. Transportation revenue increased 2.1% from the prior-year quarter and by 3.8% from the prior nine-month period, driven primarily by rate increases.

Commenting on the results and outlook, President and Chief Executive Officer Jerry Detter said, ”Overall, demand in the quarter ran well below our expectations. While early July is traditionally a soft period, we did not see the usual seasonal recovery until the last week of August. Thereupon, Hurricane Katrina disrupted business in the Southeast in the first two weeks of September. On a positive note, beginning with the third week of September and continuing into October, demand has been very strong. In fact, the Company has experienced all-time record levels of billed revenue in the last three weeks of October.”

Net income for the quarter was $50,000 as compared with net income of $2.8 million in the third quarter of last year. Earnings per fully diluted share were $0.00 in the third quarter of 2005, compared with net income per fully diluted share of $0.14 for the same period last year.

Tim Page, Chief Financial Officer, stated, “The trucking revenue shortfall we experienced this quarter impacted our pre-tax income by approximately $1.7 million versus plan. In addition, insurance expense was approximately $4.2 million ($0.14 per share, tax effected at 35%) higher than it otherwise would have been as the result of the unexpected adverse development of a case arising out of a traffic accident that occurred in an earlier period.” Mr. Page further stated, “Year to date our experience in terms of the frequency of accidents has been trending at levels below last year and well below industry averages. Unfortunately, as a result of the severity of two specific incidents, the Company has accrued approximately $9.2 million in unanticipated insurance expense. Adjusted for income taxes at 35%, the net impact on year-to-date earnings of these two large claims is approximately $0.31 per fully diluted share.”

Net income for the nine-month period was $5.7 million or $0.29 per fully diluted share, as compared with a net loss of $4.1 million, or $0.22 per fully diluted share for the same period last year. Adjusting for the items noted in the adjusted net income reconciliation section of this release, and tax effecting income before taxes at a 35% tax rate would have yielded an adjusted net income for the nine months of $6.9 million, or $0.36 per fully diluted share, and $11.6 million, or $0.61 per fully diluted share for the same period last year.

For more detail regarding the adjustments referenced above, please see the accompanying schedules.

As previously announced, the Company will host a conference call for investors to discuss these results on November 8, 2005 at 8:00 a.m. Eastern time. The dial-in number is 800-811-8824 toll free; the passcode is 6410580. A replay of the call will be available until November 22, 2005, by dialing 888-203-1112; passcode 6410580. Copies of this earnings release and other financial information about the Company may be accessed on the “QDI Main / News and Publications” and “Investors” sections of the Company’s website at www.qualitydistribution.com.

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiary, Quality Carriers, Inc. and TransPlastics, a division of Quality Carriers, Inc., and through its affiliates and owner-operators, manages approximately 3,500 tractors and 7,400 trailers. The Company provides bulk transportation and related services. The Company also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This earnings release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, these risks and uncertainties include the Company’s substantial leverage, economic factors, downturns in customers’ business cycles or in the national economy, dependence on affiliates and owner-operators, change in government regulation, fluctuations in fuel pricing or availability, increases in interest rates, changes in senior management, and the Company’s ability to attract and retain qualified drivers. Readers are urged to carefully review and consider the various disclosures made by the Company in its quarterly report on Form 10-Q and the risk factors disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:	Timothy B. Page Senior Vice President and Chief Financial Officer 800-282-2031 ext. 7376

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s) Except Per Share Data

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
OPERATING REVENUES:
Transportation	$136,184	$133,372	$409,026	$394,000
Other service revenues	17,053	17,197	50,933	53,619
Fuel surcharge	17,389	7,852	42,836	19,416

Total operating revenues	170,626	158,421	502,795	467,035

OPERATING EXPENSES:
Purchased transportation	119,465	107,600	348,960	314,643
Compensation	15,485	14,844	46,502	45,051
Fuel, supplies and maintenance	9,608	7,836	26,049	25,348
Depreciation and amortization	4,107	5,741	12,864	17,635
Selling and administrative	5,451	5,382	16,014	18,366
Insurance claims	6,746	3,506	15,936	19,056
Taxes and licenses	605	682	2,233	2,399
Communications and utilities	1,588	1,625	5,652	5,260
Loss (gain) on disposal of property and equipment	280	1,346	333	1,320
PPI class action settlement and related expenses	126	790	1,039	4,843

Total operating expenses	163,461	149,352	475,582	453,921

Operating income	7,165	9,069	27,213	13,114

Interest expense, net	6,877	5,500	19,639	16,191
Write off of debt issuance costs	—	—	1,110	—
Other (income) expense	(132)	130	(122)	214

Income (loss) before taxes	420	3,439	6,586	(3,291)
Provision for income taxes	370	688	902	858

Net income (loss)	$50	$2,751	$5,684	$(4,149)

PER SHARE DATA:
Net income (loss) per common share
Basic	$0.00	$0.15	$0.30	$(0.22)

Diluted	$0.00	$0.14	$0.29	$(0.22)

Weighted average number of shares
Basic	18,929	18,914	18,929	18,904
Diluted	19,217	18,985	19,302	18,904

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In 000’s)

Unaudited

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,423	$2,700
Accounts receivable, net	100,765	100,836
Current maturities of notes receivable from affiliates	335	839
Prepaid expenses	3,866	4,845
Prepaid tires	7,727	7,498
Other	2,717	2,071

Total current assets	116,833	118,789
Property and equipment, net	114,496	116,540
Assets held-for-sale	283	1,170
Goodwill	131,363	131,363
Intangibles, net	1,215	1,371
Notes receivable from affiliates, net	490	402
Other assets	12,612	9,663

Total assets	$377,292	$379,298

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of indebtedness	$1,400	$1,400
Accounts payable	16,089	14,508
Affiliates and independent owner-operators payable	7,702	9,983
Accrued expenses	25,847	33,070
Environmental liabilities	10,967	11,183
Accrued loss and damage claims	34,069	33,670
Income taxes payable	721	2,551

Total current liabilities	96,795	106,365
Long-term indebtedness, less current maturities	280,272	275,150
Environmental liabilities	9,898	14,415
Other non-current liabilities	15,293	14,463
Deferred tax liability	1,025	1,172

Total liabilities	403,283	411,565
Minority interest in subsidiary	1,833	1,833
STOCKHOLDERS’ DEFICIT:
Common stock, no par value; 29,000 authorized, 19,125 issued at September 30, 2005 and 19,152 issued at December 31, 2004	359,674	357,777
Treasury stock, 115 and 114 shares at September 30, 2005 and December 31, 2004, respectively	(1,354)	(1,326)
Accumulated deficit	(174,587)	(180,271)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(18,110)	(18,042)
Stock purchase warrants	73	73
Unearned compensation, restricted stock and stock units	(2,390)	(1,077)
Stock subscriptions receivable	(1,541)	(1,645)

Total stockholders’ deficit	(27,824)	(34,100)

Total liabilities, minority interest and stockholders’ deficit	$377,292	$379,298

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In 000’s)

Unaudited

	Nine months ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,684	$(4,149)
Adjustments to reconcile to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	12,864	17,635
Bad debt expense	2,203	955
Foreign currency transaction loss	(80)	—
(Gain) loss on disposal of property and equipment	333	1,320
Write-off of excess deferred financing costs	1,110	—
Amortization of restricted stock	584	444
Amortization of deferred financing costs	1,386	1,028
Amortization of bond discount	172	—
Minority dividends	109	108
Changes in assets and liabilities:
Accounts and other receivables	(2,132)	(21,888)
Notes receivable from affiliates	416	(565)
Prepaid expenses	979	1,413
Prepaid tires	(617)	(86)
Other assets	(2,928)	(1,538)
Accounts payable and accrued expenses	(9,645)	2,082
Environmental liabilities	(4,733)	7,353
Accrued loss and damage claims	399	8,405
Affiliates and independent owner-operators payable	(2,281)	6,079
Other liabilities	829	(7,428)
Current income taxes	(1,977)	1,195

Net change in assets and liabilities	(21,690)	(4,978)

Net cash provided by operating activities	2,675	12,363

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(10,441)	(8,347)
Acquisition of business assets	(2,673)	(455)
Acquisition of intangibles	—	(326)
Proceeds from sales of property and equipment	3,813	2,577

Net cash used in investing activities	(9,301)	(6,551)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	83,300	—
Principal payments on long-term debt	(78,550)	(1,302)
Proceeds from revolver	103,200	1,500
Payments on revolver	(103,000)	(3,500)
Payments on letters of credit	—	(4,932)
Deferred financing fees	(3,162)	(369)
Change in book overdraft	3,594	3,078
Minority dividends	(109)	(108)
Other stock transactions	76	18

Net cash (used in) provided by financing activities	5,349	(5,615)

Net (decrease) increase in cash and cash equivalents	(1,277)	197

Effect of exchange rate changes on cash	—	119
Cash and cash equivalents, beginning of year	2,700	955

Cash and cash equivalents, end of period	$1,423	$1,271

RECONCILATION OF CONSOLIDATED EBITDA TO NET INCOME (LOSS)

For the Three Months and Nine Months Ended September 30, 2005 and 2004

(In 000’s)

Unaudited

Quality Distribution, Inc. (the “Company”) uses Consolidated EBITDA as an important measure of the Company’s operating effectiveness. Consolidated EBITDA represents net income (loss) before interest expense (income), foreign currency transaction gain (loss), write-off of debt issuance costs, other expense (income), minority dividends, provision for income taxes, depreciation and amortization, PPI write-offs, class action settlements, reserves and professional fees, increased environmental remediation expense, adverse developments in insurance cases, expenses related to the recruitment and relocation of senior management personnel and severance, juice business losses, Sarbanes Oxley start-up charges, and other such unusual expenses as may arise from time to time.

Consolidated EBITDA (as defined) is presented herein because it is an important component of the covenants used in the indentures governing our notes and is used as an important component of the covenant used in our senior credit facility. As of September 30, 2005, the covenant under our senior credit facility utilizing Consolidated EBITDA was: Adjusted Senior Secured Leverage Ratio (Consolidated Senior Secured Debt divided by Consolidated EBIDTA) which was 1.15 versus a requirement of not greater than 2.25. Consolidated EBITDA is not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, while Consolidated EBITDA is important to the Company’s indentures and senior credit facility, Consolidated EBITDA should not be considered in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

Adjusted EBITDA Reconciliation:	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net income (loss)	$50	$2,751	$5,684	$(4,149)
Depreciation and amortization	4,107	5,741	12,864	17,635
Interest expense, net	6,877	5,500	19,639	16,191
Provision for income taxes	370	688	902	858
Write-off of debt issuance costs	—	—	1,110	—
PPI class action settlement and related expenses	126	790	1,039	4,843
Recruitment, relocation and severance of senior management	—	—	1,631	—
Environmental expense	—	757	—	4,857
Insurance expense	—	36	—	7,036
Juice business losses	—	2,519	—	2,519
Sarbanes Oxley start-up charges	—	342	—	342
(Gain) loss on disposal of property and equipment	280	1,346	333	1,320
Other miscellaneous (income) loss & currency (gain) loss	(132)	130	(122)	214

CONSOLIDATED EBITDA	11,678	20,600	43,080	$51,666

RECONCILATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND

RECONCILIATION OF NET (LOSS) PER SHARE TO ADJUSTED NET INCOME PER SHARE

For the Three Months and NineMonths Ended September 30, 2005 and 2004

(In 000’s)

Unaudited

Quality Distribution, Inc. (the “Company”) uses Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share as important measures of the Company’s operating effectiveness. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share represents net income (loss) before foreign currency transaction gain (loss), write-off of debt issuance costs, other expense (income), minority dividends, provision for income taxes, PPI write-offs, class action settlements, reserves and professional fees, increased environmental remediation expense, adverse developments in insurance cases, expenses related to the recruitment and relocation of senior management personnel and severance, juice business losses, Sarbanes-Oxley start-up charges, and other such unusual expenses as may arise from time to time.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share (as defined) is presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 35% tax rate for calculating the provision for income taxes to normalize the Company’s tax rate to that of comparable transportation companies. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share are not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share should not be considered in isolation or as a substitute for the consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

Net Income (Loss) Reconciliation:	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net income (loss)	$50	$2,751	$5,684	$(4,149)
Net Income (loss) per common share:
Basic	$0.00	$0.15	$0.30	$(0.22)

Diluted	$0.00	$0.14	$0.29	$(0.22)

Adjustments to net income (loss):
Provision for income taxes	370	688	902	858
Write-off of debt issuance costs	—	—	1,110	—
PPI class action settlement and related expenses	126	790	1,039	4,843
Recruitment, relocation and severance of senior management	—	—	1,631	—
Environmental expense	—	757	—	4,857
Insurance expense	—	36	—	7,036
Juice business losses	—	2,519	—	2,519
Sarbanes Oxley start-up charges	—	342	—	342
(Gain) loss on disposal of property and equipment	280	1,346	333	1,320
Other miscellaneous (income) loss & currency (gain) loss	(132)	130	(122)	214

Adjusted income before income taxes	694	9,359	10,577	17,840
Provision for income taxes at 35%	243	3,276	3,702	6,244

Adjusted net income	$451	$6,083	$6,875	$11,596

Adjusted Net income per common share:
Basic	$0.02	$0.32	$0.36	$0.61

Diluted	$0.02	$0.32	$0.36	$0.61

Weighted average number of share:
Basic	18,929	18,914	18,929	18,904
Diluted	19,217	18,985	19,302	19,043